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Exhibit 23.3

[LETTERHEAD OF MCGLADREY & PULLEN]

Independent Auditor's Consent

We consent to the incorporation by reference in the Registration Statement of Computer Horizons Corp. on amended Form S-3 of our report on RGII Technologies, Inc., dated June 20, 2003, appearing in the Current Report, item 7, on Form 8K/A of Computer Horizons Corp. dated September 19, 2003.

/s/ MCGLADREY & PULLEN, LLP

Bethesda, Maryland
February 12, 2004

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

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  Exhibit 23.3
Independent Auditor's Consent